Exhibit 3.1

JONES ENERGY, INC.

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

8.0% SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK

(Par Value $0.001 Per Share)

Jones Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation (as so amended and as further amended from time to time in accordance with its terms and the DGCL, the “Certificate of Incorporation”), which authorizes the Board of Directors, by resolution, to set forth the designation, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, in one or more series of up to 100,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and in accordance with the provisions of Section 151 of the DGCL, the Board of Directors duly adopted on August 25, 2016 the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Section 4.3 of the Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the DGCL, the Board of Directors hereby creates and provides for the issuance of a series of Preferred Stock, herein designated as the 8.0% Series A Perpetual Convertible Preferred Stock, which shall consist initially of 1,840,000 shares of Preferred Stock (subject to increase or decrease as described herein in accordance with Section 151(g) of the DGCL), and the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of the shares of such series (in addition to the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation that are applicable to Preferred Stock of all series) are hereby fixed as follows:

1.                                      General.

(a)                                 There shall be created from the 100,000,000 shares of Preferred Stock of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock designated as “8.0% Series A Perpetual Convertible Preferred Stock” par value $0.001 per share (the “Series A Preferred Stock”), and the authorized number of shares of Series A Preferred Stock shall be 1,840,000. Shares of Series A Preferred Stock that are purchased or otherwise acquired by the Corporation, or that are converted into shares of Class A Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Series A Preferred Stock.

(b)                                 The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; and (iii) junior to all Senior Stock, in each case as provided more fully herein.

2.                                      Definitions. As used herein, the following terms shall have the following meanings:

(a)                                 “Acquisition Termination Redemption Conversion Value” shall mean, with respect to the applicable Acquisition Termination Redemption Date, the product of (i) 15.6961 and (ii) the average of the per share VWAP of Class A Common Stock for each day during a 20 consecutive Trading Day period ending immediately prior to the Acquisition Termination Redemption Date.

(b)                                 “Acquisition Termination Redemption Date” shall have the meaning specified in Section 8(b).

(c)                                  “Acquisition Termination Redemption Notice” shall have the meaning specified in Section 8(b).

(d)                                 “Acquisition Termination Redemption Price” shall have the meaning specified in Section 8(a).

(e)                                  “Additional Fundamental Change Amount” shall have the meaning specified in Section 5(c).

(f)                                   “Agent Members” shall have the meaning specified in Section 13(a)(ii).

(g)                                  “Board” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(h)                                 “Business Day” shall mean any day other than Saturday, Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(i)                                     “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that, “Capital Stock” shall not include any convertible or exchangeable debt securities which, prior to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock.

(j)                                    “Certificated Series A Preferred Stock” shall have the meaning specified in Section 13(a)(iii).

(k)                                 “Class A Common Stock” shall mean the Class A Common Stock, par value $0.001 per share, of the Corporation, subject to Section 10(i).

(l)                                     “Class B Common Stock” shall mean the Class B Common Stock, par value $0.001 per share, of the Corporation.

(m)                             “Closing Sale Price” of the Class A Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the Class A Common Stock is traded or, if the Class A Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the last quoted bid price for the Class A Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be the average of the mid-point of the last bid and ask prices for the Class A Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose. The Closing Sale Price of any other security shall be determined in the same manner as set forth in this Section 2(m) for the determination of the Closing Sale Price of the Class A Common Stock.

(n)                                 “Common Public Offering Price” shall mean $2.77.

(o)                                 “Conversion Agent” shall have the meaning specified in Section 10(b).

(p)                                 “Conversion Date” shall have the meaning specified in Section 10(b).

(q)                                 “Conversion Price” shall mean, at any time, $50.00 divided by the Conversion Rate in effect at such time.

(r)                                    “Conversion Rate” shall have the meaning specified in Section 10(a).

(s)                                   “DTC” or “Depository” shall mean The Depository Trust Corporation, or any successor depository.

(t)                                    “Designated Redemption Date” shall have the meaning specified in Section 9(a).

(u)                                 “Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2016.

(v)                                 “Dividend Rate” shall mean the rate per annum of 8.0% per share of Series A Preferred Stock on the Liquidation Preference.

(w)                               “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding such Dividend Payment Date.

(x)                                 “Effective Date” shall mean the date on which a Fundamental Change event occurs or becomes effective, except that, as used in Section 10(d), Effective Date shall mean the first date on which shares of the Class A Common Stock trade on the applicable exchange or market, regular way, reflecting the relevant share subdivision or share combination, as applicable.

(y)                                 “Event” shall have the meaning specified in Section 6(e).

(z)                                  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(aa)                          “Ex-Date,” when used with respect to any issuance, dividend or distribution on Class A Common Stock, shall mean the first date on which the Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Corporation or, if applicable, from the seller of the Class A Common Stock on such exchange or market (in the form of due bills or otherwise), as determined by such exchange or market.

(bb)                          “Floor Price” shall mean $0.83, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to the Conversion Rate pursuant to Section 10(d).

(cc)                            A “Fundamental Change” shall be deemed to have occurred at any time after the Series A Preferred Stock is originally issued if any of the following occurs:

(i)                                     the consummation of any transaction (other than any transaction described in clause (ii) below, whether or not the proviso therein applies) the result of which is that a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, JEH LLC, one of the Corporation’s majority-owned Subsidiaries and our or their employee benefit plans or, provided that the Qualifying Owners taken together do not in the aggregate own more than 51% of the outstanding voting power of the Corporation’s common equity, a Qualifying Owner, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power of the Corporation’s common equity;

(ii)                                  the consummation of (A) any recapitalization, reclassification or change of the Corporation’s common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination), as a result of which the Corporation’s common stock would be converted into, or exchanged for, stock, other securities or other property or assets; (B) any consolidation, merger or combination of the Corporation pursuant to which the Corporation’s common stock would be converted into, or exchanged for, stock, other securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one of the Corporation’s Subsidiaries; provided, however, that none of the transactions described in clauses (A), (B) or (C) shall constitute a “Fundamental Change” if (x) the holders of all classes of the Corporation’s common equity immediately prior to such transaction continue to own at least, directly or indirectly, more than 50% of the surviving corporation or transferee, or the parent thereof, immediately after such event or (y) such transaction is effected solely to change the Corporation’s jurisdiction of formation or to form a holding company for the Corporation and that results in a share exchange or reclassification or similar exchange of the outstanding Class A Common Stock solely into common stock of the surviving entity; and provided, further, that no exchange of shares of Class B Common Stock for shares of Class A Common Stock pursuant to the Exchange Agreement, dated July 26, 2013, by and among the Corporation, JEH LLC and the members of JEH LLC, as such agreement may be amended from time to time, shall constitute a “Fundamental Change”;

(iii)                               the Corporation’s common stock (or other common stock into which the Series A Preferred Stock is convertible) ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors);

(iv)                              the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation (other than in a transaction described in clause (ii) above); or

(v)                                 the Corporation (or any successor to the Corporation permitted pursuant to the terms hereof) ceases to be, either directly or indirectly through one or more of the Corporation’s Subsidiaries, the managing member of JEH LLC or the Corporation ceases to control JEH LLC;

provided, however, that a transaction or transactions described in clause (i) or (ii) above shall not constitute a “Fundamental Change” if at least 90% of the consideration received or to be received by holders of Class A Common Stock (excluding cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or that will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Series A Preferred Stock becomes convertible into such consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights).

(dd)                          “Fundamental Change Notice” shall have the meaning specified in Section 5(d).

(ee)                            “Global Series A Preferred Stock” shall have the meaning specified in Section 13(a)(i).

(ff)                              “Holder” shall mean a holder of record of shares of Series A Preferred Stock.

(gg)                            “Initial Conversion Value” shall mean the product of (i) 15.6961 and (ii) the Common Public Offering Price.

(hh)                          “Initial Issue Date” shall mean August 26, 2016, the original date of issuance of the Series A Preferred Stock.

(ii)                                  “Initial Price” shall mean $2.77.

(jj)                                “JEH LLC” shall mean Jones Energy Holdings, LLC, a Delaware limited liability company.

(kk)                          “Junior Stock” shall mean (i) all classes of the Corporation’s common stock, including the Class A Common Stock and Class B Common Stock, and (ii) each other class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Corporation.

(ll)                                  “Liquidation Preference” shall mean, with respect to each share of Series A Preferred Stock, $50.00.

(mm)                  “Make-Whole Premium” shall have the meaning specified in Section 5(b)(i).

(nn)                          “Mandatory Conversion Date” shall have the meaning specified in Section 11(b).

(oo)                          “Market Value” shall mean the average of the per share VWAP of Class A Common Stock for each day during a five consecutive Trading Day period ending immediately prior to the date of determination.

(pp)                          “Notice of Conversion” shall have the meaning specified in Section 10(b).

(qq)                          “Notice of Redemption” shall have the meaning specified in Section 9(b).

(rr)                                “Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

(ss)                              “Officers’ Certificate” shall mean a certificate signed by two Officers.

(tt)                                “Optional Redemption” shall have the meaning specified in Section 8(a).

(uu)                          “Parity Stock” shall mean any class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Corporation.

(vv)                          “Pending STACK/SCOOP Acquisition” shall mean the transaction contemplated by the Purchase Agreement, pursuant to which JEH LLC would acquire from SCOOP Energy Company, LLC oil and gas properties located in the STACK/SCOOP play in the Eastern Anadarko Basin in Central Oklahoma.

(ww)                      “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(xx)                          “Purchase Agreement” shall mean the Purchase and Sale Agreement, dated as of August 18, 2016, by and between JEH LLC and SCOOP Energy Company, LLC.

(yy)                          “Qualifying Owners” shall mean, collectively, (i) Metalmark Capital Partners (C) II, L.P., (ii) any fund, investment account or other investment vehicle managed by Metalmark Capital Management II LLC, (iii) any affiliate of Metalmark Capital Partners (C) II, L.P., a majority of whose outstanding voting securities are, directly or indirectly, held by Metalmark Capital Partners II GP, L.P., or any individuals that are affiliates of Metalmark Capital Partners (C) II, L.P., (iv) Jones Energy Management, LLC, (v) any affiliate of Jones Energy Management, LLC, a majority of whose outstanding voting securities are, directly or indirectly, held by Jones Energy Management, LLC, (vi) JET 3 GP, LLC, and (vii) any affiliate of JET 3 GP, LLC, a majority of whose outstanding voting securities are, directly or indirectly, held by JET 3 GP, LLC.

(zz)                            “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which Class A Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of the holders of Class A Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, statute, contract or otherwise).

(aaa)                   “Redemption and Paying Agent” shall have the meaning specified in Section 9(b).

(bbb)                   “Redemption Price” shall have the meaning specified in Section 9(a).

(ccc)                      “Redemption Right” shall have the meaning specified in Section 9(a).

(ddd)                   “Redemption Value” shall mean the average of the per share VWAP of Class A Common Stock for each day during a 20 consecutive Trading Day period ending on the Trading Day immediately prior to the Designated Redemption Date.

(eee)                      “Reference Property” shall have the meaning specified in Section 10(i).

(fff)                         “Reorganization Event” shall have the meaning specified in Section 10(i).

(ggg)                      “Scheduled Trading Day” shall mean a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Class A Common Stock is listed or admitted for trading.  If the Class A Common Stock is not so listed or admitted for trading, Scheduled Trading Day shall mean a Business Day.

(hhh)                   “SEC” shall mean the Securities and Exchange Commission.

(iii)                               “Securities Act” shall mean the Securities Act of 1933, as amended.

(jjj)                            “Senior Stock” shall mean any class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Corporation.

(kkk)                   “Series A Preferred Stock” shall have the meaning specified in Section 1(a).

(lll)                               “Special Rights End Date” shall have the meaning specified in Section 5(a).

(mmm)       “Spin-Off” shall have the meaning specified in Section 10(d)(iii).

(nnn)                   “Stock Price” shall mean (i) if holders of shares of Class A Common Stock receive in exchange for their Class A Common Stock only cash in the transaction constituting a Fundamental Change, the cash amount paid per share, or (ii) otherwise, the average of the Closing Sale Prices of the Class A Common Stock on the 10 consecutive Trading Days immediately preceding, but excluding, the Effective Date of the Fundamental Change.

(ooo)                   “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(ppp)                   “Trading Day” shall mean a day during which trading in the Class A Common Stock generally occurs on the New York Stock Exchange or, if the Class A Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Class A Common Stock is then listed or admitted for trading.  If the Class A Common Stock is not so listed or traded, Trading Day means a Business Day.

(qqq)                   “Transfer Agent” shall mean American Stock Transfer & Trust Company, LLC, acting as the Corporation’s duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Series A Preferred Stock and Class A Common Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent and Holders; provided that the Corporation shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(rrr)                            “Unpaid Excess Cash Amount” shall mean, with respect to the applicable Holder, any unpaid excess cash payment amounts excused from payment as a dividend due to restrictions in credit facilities or other indebtedness or legal requirements as set forth in Section 4(d).

(sss)                         “Voting Rights Class” shall have the meaning specified in Section 6(a).

(ttt)                            “Voting Rights Triggering Event” shall mean a time at which dividends on, or any Unpaid Excess Cash Amount, on the Series A Preferred Stock, or dividends on any other series of Preferred Stock or preference securities that ranks equally with the Series A Preferred Stock as to payment of dividends and with similar voting rights are in arrears and unpaid with respect to six or more quarterly dividend periods (whether or not consecutive and including the dividend period beginning on the Initial Issue Date and ending on November 15, 2016).

(uuu)                   “VWAP” shall mean the volume-weighted average price, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “JONE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each such trading day (or if such volume-weighted average price is unavailable on any such day, the closing sale price shall be used for such day). The per share VWAP on each such day will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

3.                                      Dividends.

(a)                                 Subject to the rights of holders of Senior Stock, Holders shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for payment, cumulative dividends at the Dividend Rate.  Dividends on the Series A Preferred Stock shall be payable quarterly in arrears at the Dividend Rate, and shall accumulate, whether or not earned or declared, from the most recent date as to which dividends have been paid, or, if no dividends have been paid, from the Initial Issue Date (whether or not (i) in any dividend period or periods any agreements of the Corporation prohibit the current payment of dividends, (ii) there shall be funds of the Corporation legally available for the payment of such dividends or (iii) the Corporation declares the payment of dividends), and may be paid in cash or, where freely transferable (other than by the Corporation’s affiliates), in Class A Common Stock as provided pursuant to Section 4. Dividends shall be payable quarterly in arrears on each Dividend Payment Date (commencing on November 15, 2016) to the Holders as they appear on the Corporation’s stock register at 5:00 p.m., New York City time, on the relevant Dividend Record Date. Accumulated and unpaid dividends on shares of Series A Preferred Stock for any past dividend periods may be declared and paid at any time to Holders not more than 30 nor less than 10 calendar days immediately preceding any Dividend Payment Date and shall not bear interest.  In addition, the Corporation may declare and pay an additional dividend in cash as part of any dividend otherwise declared and paid on shares of Series A Preferred Stock in an amount equal to all or a portion of any Unpaid Excess Cash Amount.  The Corporation shall provide not less than 20 Scheduled Trading Days’ notice prior to any such Dividend Payment Date.  Dividends payable for any period less than a full quarterly dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)                                 No dividend shall be declared or paid upon, or any sum of cash or number of shares of Class A Common Stock set apart for the payment of dividends upon, any outstanding share of the Series A Preferred Stock with respect to any dividend period unless all accrued dividends for all preceding periods have been declared and paid upon, or a sufficient sum or number of shares of Class A Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of Series A Preferred Stock.

(c)                                  So long as any shares of Series A Preferred Stock remain outstanding, no dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid upon, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Corporation or on behalf of the Corporation, unless all accumulated and unpaid dividends (together with any additional dividends in the amount of any Unpaid Excess Cash Amount) have been or contemporaneously are declared and paid upon, or a sum sufficient or number of shares of common stock of the Corporation has been set apart for the payment of such dividends upon, the Series A Preferred Stock and any Parity Stock for all dividend payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition.  The foregoing limitation shall not apply to: (i) conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash solely in lieu of fractional shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock), (ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority), (iii) purchases, redemptions or other acquisitions of Parity Stock or Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, (iv) any dividends or distributions of rights paid or made by in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan, or (v) the deemed purchase or acquisition of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged.  Notwithstanding the foregoing, if full dividends have not been paid on the Series A Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the shares of Series A Preferred Stock and shares of such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock (plus any Unpaid Excess Cash Amount) and shares of such Parity Stock bear to each other.

(d)                                 Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends.

(e)                                  If any Dividend Payment Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of the delay.

(f)                                   The Holders at 5:00 p.m., New York City time, on a Dividend Record Date shall be entitled to receive the dividend payment on their respective shares of Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion of such shares in accordance with Section 10 following such Dividend Record Date or the Corporation’s default in payment of the dividend due on such Dividend Payment Date. However, notwithstanding the foregoing, shares of Series A Preferred Stock surrendered for conversion during the period between 5:00 p.m., New York City time, on any Dividend Record Date and 5:00 p.m., New York City time, on the Business Day immediately preceding the corresponding Dividend Payment Date must be accompanied by payment of an amount of cash equal to the dividend payable on such shares on that Dividend Payment Date; provided that no such payment is required in respect of a mandatory conversion pursuant to Section 11 during such period or if the Special Rights End Date occurs during such period. Except as provided in Section 10 with respect to a voluntary conversion, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series A Preferred Stock or for dividends on the shares of Class A Common Stock issued upon conversion.

(g)                                  Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board may be declared and paid on any of the Corporation’s securities, including Class A Common Stock, from time to time out of funds legally available for such payment, and the Holders shall not be entitled to participate in any such dividends.

4.                                      Method of Payment of Dividends.

(a)                                 Subject to the restrictions set forth herein, the Corporation may pay any dividend on the Series A Preferred Stock for a current dividend period or any prior dividend period (including in connection with the payment of declared and unpaid dividends pursuant to Section 5 (including Section 5(f)) and Section 11, determined in its sole discretion: (i) in cash; (ii) by delivery of shares of Class A Common Stock; or (iii) by delivery of any combination of cash and shares of Class A Common Stock.  All cash payments to which a Holder is entitled in connection with a dividend declared on the Series A Preferred Stock will be rounded to the nearest cent.

(b)                                 If the Corporation elects to make a dividend payment, or any portion thereof, in shares of Class A Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment, or portion thereof, at 95% of the average of the per share VWAP of its Class A Common Stock for each day during a five consecutive Trading Day period ending immediately prior to the Dividend Payment Date for such dividend.

(c)                                  The Corporation shall make each dividend payment on the Series A Preferred Stock in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of the Class A Common Stock.  The Corporation shall give the Holders notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in Class A Common Stock no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend.

(d)                                 Notwithstanding the foregoing, in no event shall the number of shares of Class A Common Stock delivered in connection with any declared dividend exceed a number equal to the total dividend payment divided by the Floor Price.  For the avoidance of doubt, if the Corporation is unable to pay any shortfall in such dividend in cash, the Corporation shall have no obligation to pay such shortfall, except that such shortfall amount shall be added to the amount payable to the Holders upon liquidation, dissolution or winding up of the Corporation as set forth in Section 7.  To the extent that the amount of the declared dividend as to which the Corporation has elected to deliver shares of Class A Common Stock in lieu of cash exceeds the number of shares of Class A Common Stock delivered in connection with such dividend multiplied by 95% of the Market Value, the Corporation shall, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash, provided that the Corporation’s credit facilities permit the payment of dividends on Series A Preferred Stock, the Corporation is able to do so under the terms of its then-outstanding indebtedness and the Corporation is otherwise legally able to do so. For the avoidance of doubt, if the Corporation is unable to pay such excess amounts in cash in accordance with the foregoing sentence, the Corporation shall have no further obligation to pay such excess amount, except that such excess amount shall be added to the amount payable with respect to such shares of Series A Preferred Stock upon the liquidation, dissolution or winding up of the Corporation as set forth in Section 7.

(e)                                  Notwithstanding the above, the Corporation shall not pay any portion of a dividend on Series A Preferred Stock by delivery of Class A Common Stock unless (i) the Class A Common Stock to be delivered as payment therefor is freely transferable by the recipient thereof without further action on its behalf other than by reason of the fact that such recipient is an affiliate of the Corporation, or (ii) a shelf registration statement relating to such Class A Common Stock has been filed with the SEC and is effective to permit the resale of such Class A Common Stock by the holders thereof.

5.                                      Special Rights Upon a Fundamental Change.

(a)                                 A Holder shall have the right, in connection with any Fundamental Change, to convert shares of Series A Preferred Stock in accordance with Section 10 for that number of shares of Class A Common Stock set forth in Section 5(b) at any time during the period beginning at 9:00 a.m., New York City time, on the Trading Day immediately following the Effective Date of a Fundamental Change and ending at 5:00 p.m., New York City time, on the 20th Trading Day immediately following such Effective Date (unless extended in accordance with Section 5(c)) (such end date, the “Special Rights End Date”), subject to the provisions of this Section 5.

(b)                                 If a Holder converts shares of its Series A Preferred Stock pursuant to this Section 5 during the period set forth in Section 5(a), the Corporation shall deliver to such converting Holder, for each share of Series A Preferred Stock surrendered for conversion, the greater of:

(i)                                     a number of shares of Class A Common Stock equal to the sum of (A) the Conversion Rate and (B) the Make-Whole Premium determined pursuant to Section 5(f), if any; and

(ii)                                  a number of shares of Class A Common Stock equal to the Conversion Rate, which will be adjusted to equal (A) the sum of the Liquidation Preference plus an amount equal to all accrued dividends on such share to but excluding the settlement date for such conversion that have not been paid, or declared and a sum sufficient for the payment thereof set apart, plus any Unpaid Excess Cash Amount on such share, divided by (B) the average of the Closing Sale Prices of the Class A Common Stock for the five consecutive Trading Days ending on the third Business Day prior to such settlement date.  Notwithstanding the foregoing, the Conversion Rate as adjusted as described in this clause (ii) will not exceed 27.2132 shares of Class A Common Stock per share of Series A Preferred Stock (subject to adjustment in the same manner as the Conversion Rate as provided in Section 10).

(c)                                  For any shares of Series A Preferred Stock that are converted pursuant to this Section 5 during the period set forth in Section 5(a), subject to the limitations described herein, the Corporation shall have the right to pay the Make-Whole Premium, in its sole discretion, (i) in cash; (ii) by delivery of shares of Class A Common Stock; or (iii) by delivery of any combination of cash and shares of Class A Common Stock.  The Corporation shall pay such Make-Whole Premium in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of Class A Common Stock.  Notwithstanding the foregoing, in no event will the number of shares of Class A Common Stock equal to the then-applicable Conversion Rate plus the Make-Whole Premium, in the aggregate, exceed a number of shares equal to (i) the sum of such amounts (the “Additional Fundamental Change Amount”), divided by (ii) the greater of (A) the Floor Price and (B) 95% of the Stock Price.  To the extent that the Additional Fundamental Change Amount exceeds the product of the number of shares of Class A Common Stock delivered in respect of such Additional Fundamental Change Amount and 95% of the Stock Price, the Corporation shall, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash, provided that the Corporation’s credit facilities permit the payment of dividends on the Series A Preferred Stock, the Corporation is able to do so under the terms of its then-outstanding indebtedness and the Corporation is otherwise legally able to do so.  For the avoidance of doubt, if the Corporation is unable to pay such excess amount in cash in accordance with the foregoing sentence, the Corporation shall have no further obligation to pay such excess amount.

(d)                                 The Corporation shall give notice (a “Fundamental Change Notice”) of each Fundamental Change to all Holders no later than 20 calendar days prior to the anticipated Effective Date (determined in good faith by the Board) of the Fundamental Change or, if such prior notice is not practicable, no later than two Business Days after such Fundamental Change.  If the Corporation notifies Holders of a Fundamental Change later than the 20th calendar day prior to the Effective Date of such Fundamental Change, the Special Rights End Date will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the Effective Date of such Fundamental Change to, but excluding, the date of the notice; provided that the Special Rights End Date will not be extended beyond the Mandatory Conversion Date.

(e)                                  The Fundamental Change Notice shall be given in any manner compliant with the procedures of the Depository in effect at such time to each Holder on the date such notice is given.  The Fundamental Change Notice shall state (i) the anticipated Effective Date of such Fundamental Change; (ii) the Special Rights End Date; (iii) the name and address of the Transfer Agent; and (iv) the procedures that Holders must follow to exercise their conversion right pursuant to this Section 5.

(f)                                   The number of additional shares of Class A Common Stock, if any, to be added to Conversion Rate per share of Series A Preferred Stock in connection with a Fundamental Change pursuant to Section 5(b)(i) above (the “Make-Whole Premium”) shall be determined by reference to the table below, based on the Effective Date and the Stock Price with respect to such Fundamental Change.

	Stock Price(1)
Effective Date	$2.77	$3.00	$3.19	$3.50	$4.00	$5.00	$5.58	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00	$12.00
August 26, 2016	2.3544	2.2170	1.9525	1.5844	1.1464	0.5995	0.4046	0.2982	0.1350	0.0520	0.0133	0.0000	0.0000	0.0000
August 15, 2017	2.3544	2.4966	2.2125	1.8176	1.3489	0.7648	0.5556	0.4399	0.2555	0.1509	0.0912	0.0554	0.0321	0.0170
August 15, 2018	2.3544	2.4332	2.1480	1.7542	1.2915	0.7238	0.5236	0.4140	0.2406	0.1431	0.0878	0.0544	0.0322	0.0175
August 15, 2019	2.3544	2.4022	2.1079	1.7039	1.2349	0.6744	0.4834	0.3807	0.2213	0.1330	0.0836	0.0536	0.0329	0.0185
August 15, 2020	2.3544	2.4094	2.0966	1.6668	1.1696	0.5958	0.4130	0.3193	0.1817	0.1113	0.0748	0.0526	0.0352	0.0214
August 15, 2021	2.3544	2.4667	2.1432	1.7000	1.1785	0.4956	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
August 15, 2022	2.3544	2.5204	2.1822	1.7302	1.2133	0.5275	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
August 15, 2023	2.3544	2.5310	2.1598	1.6863	1.1810	0.5270	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
August 15, 2024 and thereafter	2.3544	1.9884	1.5453	1.1502	0.9811	0.6800	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1) The Stock Prices set forth in the table above shall be adjusted as of any date on which the Conversion Rate is adjusted.  The adjusted Stock Prices shall be equal to the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of additional shares in the table above will be adjusted in the same manner and at the same time as the Conversion Rate as set forth under Section 10.

(g)                                  The exact Stock Price and Effective Date may not be set forth on the table above, in which case:

(i)                                     if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Make-Whole Premium shall be determined by straight-line interpolation between the Make-Whole Premium set forth for the higher and lower Stock Prices or the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)                                  if the Stock Price is in excess of $12.00 per share (subject to adjustment in the same manner as the Stock Prices), no Make-Whole Premium will be added to the Conversion Rate; and

(iii)                               if the Stock Price is less than $2.77 per share (subject to adjustment in the same manner as the Stock Prices), no Make-Whole Premium will be added to the Conversion Rate.

(h)                                 Whenever any provision of this Certificate of Designations requires the Corporation to calculate the Closing Sale Prices or the Stock Prices for purposes of determining any market value in connection with a dividend payment made in share of Class A Common Stock or any Make-Whole Premium in connection with a Fundamental Change, the Board shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when such Closing Sale Prices or Stock Prices are to be calculated.

6.                                      Voting.  The shares of Series A Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Delaware law:

(a)                                 If at any time a Voting Rights Triggering Event has occurred, then the Holders, voting as a single class with any other series of Preferred Stock or preference securities having similar voting rights that are exercisable (and with voting rights allocated pro rata based on the liquidation preference of the Series A Preferred Stock and each such other series of Preferred Stock or preference securities) (together, the “Voting Rights Class”), shall be entitled at the next regular or special meeting of stockholders of the Corporation to elect two additional directors to the Board. Upon the election of any such additional directors, the number of directors that comprise the Board shall be increased by such number of additional directors.

(b)                                 The voting rights set forth in Section 6(a) may be exercised at a special meeting of the Corporation’s stockholders, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such special or annual meeting until such time as all dividends and Unpaid Excess Cash Amounts in arrears, the nonpayment of which caused the Voting Rights Triggering Event, shall have been paid in full, at which time or times, automatically and without any further action by any Person, such voting rights shall terminate.

(c)                                  At any meeting at which the holders of shares of the Voting Rights Class shall have the right to elect directors as provided in Section 6(a), the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class present at such meeting, in person or by proxy, shall be sufficient to elect any such director.  Any director elected pursuant to the voting rights set forth in this Section 6 may be removed at any time without cause by the holders of record of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class at any time during which such holders’ rights pursuant to Section 6(a) continue.  Any vacancy in respect of any such additional director arising at any time during which such holders’ rights pursuant to Section 6(a) continue (other than prior to the first election immediately following the applicable Voting Rights Triggering Event) may be filled by the written consent of the director elected by the Voting Rights Class remaining in office, or, if none remains in office, by a vote of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class; provided that the filling of each vacancy shall not violate the Amended and Restated Bylaws of the Corporation as in effect on the effective date of this Certificate of Designations or the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which securities of the Corporation may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors.  Directors elected pursuant to the voting rights set forth in Section 6(a) shall be entitled to one vote per director on any matter.

(d)                                 Any director elected pursuant to the voting rights set forth in Section 6(a) shall hold office until the next annual meeting of stockholders; provided, however, notwithstanding the foregoing, at such time as all dividends and Unpaid Excess Cash Amounts in arrears, the nonpayment of which caused the Voting Rights Triggering Event, have been paid in full, then, automatically and without any further action by any Person, the terms of office of directors elected pursuant to the voting rights set forth in this Section 6 shall cease and the number of directors comprising the Board shall be reduced accordingly.

(e)                                  So long as any shares of Series A Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at the time, voting together as a single class with all series of Parity Stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized Capital Stock into shares of Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation, whether by merger, consolidation or otherwise (each of clause (i) and (ii), an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the shares of Series A Preferred Stock; provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as any shares of Series A Preferred Stock remain outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of Holders; and, provided, further, that any increase in the amount of authorized Preferred Stock (including the Series A Preferred Stock) or the creation or issuance of any additional shares of Series A Preferred Stock or other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case, which would constitute Parity Stock or Junior Stock, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Holders.

(f)                                   In all cases in which Holders shall be entitled to vote, each share of Series A Preferred Stock shall be entitled to one vote, provided that if one or more other series of preferred stock or preference securities is outstanding and entitled to vote as part of the Voting Rights Class, voting rights shall be allocated pro rata based on the liquidation preference of the Series A Preferred Stock and each such other series of preferred stock or preference securities included as part of the Voting Rights Class.

7.                                      Liquidation Rights.

(a)                                 In the event of any liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive in respect of its shares of Series A Preferred Stock and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of liabilities to the Corporation’s creditors and holders of shares of Senior Stock and before any payment or distribution is made to holders of Junior Stock (including the Class A Common Stock and the Class B Common Stock), the Liquidation Preference per share of Series A Preferred Stock plus an amount equal to all accrued dividends on such shares to but excluding the date of liquidation, winding up or dissolution that have not been paid, or a sum sufficient for the payment thereof set apart plus any Unpaid Excess Cash Amount on such shares.

(b)                                 Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, nor any share exchange or division involving the Corporation in pursuance of applicable statutes providing for the consolidation, merger, share exchange or division, shall be deemed to be a liquidation, winding up or dissolution, whether voluntary or involuntary, for the purposes of this Section 7, notwithstanding that, for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, no payment shall be made to Holders pursuant to this Section 7 upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of any of the Corporation’s Subsidiaries or upon any reorganization of the Corporation’s Subsidiaries without the approval of the Corporation or its stockholders (including a merger or conversion of JEH LLC into a corporation if the managing member determines, in its sole discretion, that it is no longer in the interests of JEH LLC to continue as a partnership for U.S. federal income tax purposes).

(c)                                  After the payment to the Holders of the shares of Series A Preferred Stock of full preferential amounts provided for in this Section 7, the Holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(d)                                 In the event the assets of the Corporation available for distribution to the Holders and holders of shares of Parity Stock upon any liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section 7, such Holders and such holders of shares of Parity Stock shall share, equally and ratably in proportion to the respective full amounts to which such holders are entitled pursuant to this Section 7, in any distribution of the assets of the Corporation.

8.                                      Acquisition Termination Redemption.

(a)                                 No sinking fund is provided for the Series A Preferred Stock.  If the Purchase Agreement terminates (other than by consummation of the Pending STACK/SCOOP Acquisition), the Corporation shall have the right, at its option, to redeem (an “Optional Redemption”) all, but not less than all, of the shares of Series A Preferred Stock outstanding at the time of such redemption, on an Acquisition Termination Redemption Date to occur on or prior to February 13, 2017, at a redemption price equal to the sum of (i) $50.50, (ii) accumulated and unpaid dividends to, but excluding, the Acquisition Termination Redemption Date plus any Unpaid Excess Cash Amount and (iii) 90% of the excess, if any, of the Acquisition Termination Redemption Conversion Value over the Initial Conversion Value (unless the Acquisition Termination Redemption Date falls after a regular Dividend Record Date but on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay the full amount of accumulated and unpaid dividends to the applicable Holders as of 5:00 p.m., New York City time, on such Dividend Record Date, and the Acquisition Termination Redemption Price shall not include any such accumulated and unpaid dividends) (the “Acquisition Termination Redemption Price”).  The Acquisition Termination Redemption Price shall be paid by the Corporation in cash to each Holder.  For the avoidance of doubt, the Series A Preferred Stock are not redeemable pursuant to this Section 8 after February 13, 2017.

(b)                                 In case the Corporation exercises its Optional Redemption right to redeem all of the Series A Preferred Stock pursuant to Section 8(a), it shall fix a date, which must be a Business Day, for redemption (an “Acquisition Termination Redemption Date”), and the Corporation shall deliver to each Holder so to be redeemed a notice of such Optional Redemption (an “Acquisition Termination Redemption Notice”) not less than 40 nor more than 60 calendar days prior to the Acquisition Termination Redemption Date in any manner compliant with the procedures of the Depository in effect at such time.

(c)                                  The Acquisition Termination Redemption Notice, if sent in any manner compliant with the procedures of the Depository in effect at such time, shall be conclusively presumed to have been duly given, whether or not the Holder of any Series A Preferred Stock receives such notice. In any case, failure to give such Acquisition Termination Redemption Notice in a manner compliant with the procedures of the Depository in effect at such time or any defect in the Acquisition Termination Redemption Notice to the Holder of any shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock.

(d)                                 Each Acquisition Termination Redemption Notice shall specify, among other things:

(i)                                     the Acquisition Termination Redemption Date;

(ii)                                  the Acquisition Termination Redemption Price (or manner of calculation if not then known);

(iii)                               that on the Acquisition Termination Redemption Date, the Acquisition Termination Redemption Price will become due and payable upon each such share of Series A Preferred Stock, and that dividends thereon, if any, shall cease to accrue on and after said date;

(iv)                              that Holders of the Series A Preferred Stock may surrender their Series A Preferred Stock for conversion at any time prior to the close of business on the Business Day immediately preceding the Acquisition Termination Redemption Date;

(v)                                 the Conversion Rate as of the date of such notice; and

(vi)                              the CUSIP, ISIN or other similar numbers, if any, assigned to such Series A Preferred Stock and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Series A Preferred Stock.

9.                                      Redemption at the Option of the Holder.

(a)                                 On August 15, 2024 (the “Designated Redemption Date”), each Holder shall have the right (the “Redemption Right”) to require the Corporation to redeem any or all of such Holder’s shares of Series A Preferred Stock outstanding as of the Designated Redemption Date, in each case to the extent not prohibited by law and out of funds legally available for such payment, at a redemption price per share equal to the Liquidation Preference plus an amount equal to all accrued dividends on such share to but excluding the Designated Redemption Date that have not been paid, or declared and a sum sufficient for the payment thereof set apart, plus any Excess Unpaid Cash Amount on such share (the “Redemption Price”).  If the Designated Redemption Date falls on a day that is not a Business Day, the payment of the Redemption Price shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(b)                                 In order to exercise its Redemption Right in respect of the Designated Redemption Date and as a condition to such Holder’s right to receive of receive the Redemption Price as set forth in Section 9(a), the applicable Holder shall, no later than 5:00 p.m., New York City time, on the date that is 60 calendar days prior to the Designated Redemption Date (or the next Business Day, if such date is not a Business Day): (i) deliver to the Transfer Agent, in its capacity as redemption and paying agent (or such other agent designated by the Corporation) (the “Redemption and Paying Agent”) a duly completed notice of redemption (a “Notice of Redemption”) in compliance with the procedures of the Depository in effect at such time for tendering interests in global certificates, stating the number of shares of Series A Preferred Stock of such Holder being tendered for redemption on the Designated Redemption Date; and (ii) (A) in the event such Holder is a holder of a beneficial interest in any shares of Global Series A Preferred Stock to be so redeemed, make book-entry transfer of such shares of Series A Preferred Stock in compliance with the procedures of the Depository in effect at such time for tendering interests in global certificates or (B) in the event such Holder holds any shares of Certificated Series A Preferred Stock to be so redeemed, surrender such shares of Certificated Series A Preferred Stock being tendered for redemption on the Designated Redemption Date to the Redemption and Paying Agent.  Notwithstanding anything herein to the contrary, any Holder delivering to the Redemption and Paying Agent a Notice of Redemption shall have the right to withdraw, in whole or in part, such Notice of Redemption at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Redemption Date by delivery of a written notice of withdrawal to the Redemption and Paying Agent in accordance with applicable procedures of the Depository then in effect.

(c)                                  The Corporation may elect to pay the Redemption Price, determined in its sole discretion: (i) in cash; (ii) by delivery of shares of Class A Common Stock; or (iii) by delivery of any combination of cash and shares of Class A Common Stock.  The Corporation shall pay the Redemption Price in cash, except to the extent the Corporation publishes notice in the form of a press release (in accordance with Section 9(d)) on or prior to 40 calendar days prior to the Designated Redemption Date electing to make all or any portion of such payment of the Redemption Price in shares of Class A Common Stock as set forth above.  If the Corporation elects to make any such payment, or portion thereof, in shares of Class A Common Stock, such shares of Class A Common Stock shall be valued for such purpose at 95% of the Redemption Value.  Notwithstanding the foregoing, in no event will the number of shares of Class A Common Stock delivered in connection with the Redemption Price exceed the Redemption Price divided by the greater of (i) the Floor Price and (ii) 95% of the Redemption Value.  To the extent that the Redemption Price exceeds the product of the number of shares of Class A Common Stock delivered in respect of the Redemption Price and 95% of the Redemption Value, the Corporation shall pay such excess amount in cash.

(d)                                 In order to exercise its right to pay all or any portion of the Redemption Price in shares of Class A Common Stock, the Corporation shall issue a notice in the form of a press release for publication on the Dow Jones News Service or Bloomberg Business News (or another broadly disseminated news or press release service selected by the Corporation) at least 40 calendar days prior to the Designated Redemption Date, or such earlier date as may be required by applicable law.  In addition to any information required to be stated in such press release by applicable law or regulation, the press release shall state, as appropriate, (i) the Designated Redemption Date; (ii) the latest time and date at which a Holder must deliver to the Redemption and Paying Agent (named therein) a Notice of Redemption to exercise such Holder’s Redemption Right with respect to the Designated Redemption Date and the procedures that must be followed to deliver shares of Series A Preferred Stock tendered for redemption on the Designated Redemption Date; (iii) the portion of the Redemption Price (expressed in a percentage or fraction, if less than all) to be paid in shares of Class A Common Stock (subject to the limitation on payment in shares set forth in Section 9(c)); and (iv) the first date of the 20 consecutive Trading Day period used in determining the Redemption Value applicable to the Designated Redemption Date.

(e)                                  If the Corporation does not have sufficient funds legally available to redeem, as of the Designated Redemption Date, all shares of Series A Preferred Stock with respect to which Holders have exercised their respective Redemption Rights, the Corporation shall redeem on the Designated Redemption Date, pro rata among such Holders exercising their respective Redemption Rights, that number of shares of Series A Preferred Stock with an aggregate Redemption Price equal to the amount of funds legally available for the redemption of shares of Series A Preferred Stock on such Designated Redemption Date.  At such time (as soon as practicable thereafter) as the Corporation has sufficient funds legally available to redeem shares of Series A Preferred Stock with respect to which Holders exercised their respective Redemption Rights, but which the Corporation has not redeemed because of the foregoing limitation at the applicable Redemption Price, the Corporation shall provide notice to such Holders of the availability of such funds and the Holders, within 30 calendar days of such notice, may elect to redeem such unredeemed shares.  If the Corporation does not redeem in full all shares of Series A Preferred Stock with respect to which Redemption Rights are properly exercised on the Designated Redemption Date, the Corporation shall pay dividends on such shares of Series A Preferred Stock not redeemed at a rate equal to 10% per annum on the Liquidation Preference, accruing daily from the Designated Redemption Date until the date on which the Redemption Price, plus all unpaid dividends accrued pursuant to this Section 9(e) thereon, whether or not declared, are paid in full in respect of such shares of Series A Preferred Stock.  The inability of the Corporation to pay any or all of the Redemption Price for any reason shall not relieve the Corporation of its obligation to effect any required redemption when, as and if permitted by applicable law.

(f)                                   So long as any shares of Series A Preferred Stock remain outstanding from and after the Designated Redemption Date, unless the Redemption Price has been paid in full in respect of all shares of Series A Preferred Stock properly tendered for redemption on the Designated Redemption Date, no dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid upon, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, repurchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Corporation or on the Corporation’s behalf unless the Redemption Price has been paid in full upon, or a sum sufficient for the payment thereof is set apart for such payment upon, the Series A Preferred Stock and any dividends on all Parity Stock for all dividend periods ending on or prior to the Designated Redemption Date have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividends, upon all outstanding shares of Parity Stock.  The foregoing limitation shall not apply to: (i) conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash solely in lieu of fractional shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock), (ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority), (iii) purchases, redemptions or other acquisitions of Parity Stock or Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, (iv) any dividends or distributions of rights paid or made in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan, or (v) the deemed purchase or acquisition of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged.

(g)                                  If a Holder does not elect to exercise its Redemption Right with respect to all of such Holder’s shares of Series A Preferred Stock, the shares of Series A Preferred Stock held by such Holder and not tendered for redemption by the Corporation will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled.  From and after the redemption date with respect to any share of Series A Preferred Stock for which a Holder elects to effect a redemption pursuant to this Section 9, and which the Corporation has redeemed in accordance with this Section 9, (i) dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate.  For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a share of Series A Preferred Stock is redeemed by the payment in full of the applicable Redemption Price, such share of Series A Preferred Stock shall remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided for in this Certificate of Designations.

(h)                                 If the Corporation issues shares of Class A Common Stock in satisfaction of all or a portion of the Redemption Price, the Corporation shall comply with all applicable federal and state securities laws and stock exchange rules in connection therewith.  The Corporation shall not pay any portion of the Redemption Price on Series A Preferred Stock by delivery of Class A Common Stock unless (i) the Class A Common Stock to be delivered as payment therefor is freely transferable by the recipient thereof without further action on its behalf other than by reason of the fact that such recipient is an affiliate of the Corporation, or (ii) a shelf registration statement relating to such Class A Common Stock has been filed with the SEC and is effective to permit the resale of such Class A Common Stock by the holders thereof.

10.                               Conversion.

(a)                                 Each Holder shall have the right at any time, at its option, to convert, subject to the terms and provisions of this Section 10, any or all of such Holder’s shares of Series A Preferred Stock at an initial conversion rate of 15.6961 shares of fully paid and nonassessable shares of Class A Common Stock, subject to adjustment as provided in this Section 10, (the “Conversion Rate”), per share of Series A Preferred Stock.  Upon conversion of any share of Series A Preferred Stock, the Corporation shall deliver to the converting Holder, in respect of each share of Series A Preferred Stock being converted, a number of shares of Class A Common Stock equal to the Conversion Rate on the third Business Day immediately following the relevant Conversion Date.

(b)                                 Before any Holder shall be entitled to convert a share of Series A Preferred Stock as set forth in Section 10(a), such Holder shall (i) in the event such Holder holds a beneficial interest in Global Series A Preferred Stock, comply with the procedures of the Depository in effect at the time of conversion for converting a beneficial interest in a global security and, if required, pay funds equal to any dividend payable on the next Dividend Payment Date to which such Holder is not entitled pursuant to Section 3(f), and (ii) in the event such Holder holds Certificated Series A Preferred Stock, (1) complete and manually sign the conversion notice on the back of such share of Certificated Series A Preferred Stock (or a facsimile thereof), stating the number of shares of Series A Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Class A Common Stock to be delivered to be registered (a “Notice of Conversion”), a form of which is attached hereto as Exhibit B, and deliver such Notice of Conversion, which is irrevocable, to the Transfer Agent, in its capacity as the conversion agent (or such other agent designated by the Corporation) (the “Conversion Agent”), (2) surrender such shares of Certificated Series A Preferred Stock to the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to any dividend payable on the next Dividend Payment Date to which such Holder is not entitled pursuant to Section 3(f), and (5) if required, pay all transfer or similar taxes, if any, as set forth more fully herein.  The Conversion Agent shall notify the Corporation of any conversion pursuant to this Section 10 on the Conversion Date for such conversion. The date on which a Holder complies with the procedures in this Section 10(b) is the “Conversion Date.”  If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Class A Common Stock to be delivered upon conversion of such shares of Series A Preferred Stock shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

(c)                                  Immediately prior to 5:00 p.m., New York City time, on the Conversion Date with respect to a conversion, conversion of the shares of Series A Preferred Stock surrendered for conversion shall be deemed to have been effected, and, as of 5:00 p.m., New York City time, on the Conversion Date, the converting Holder of such shares of Series A Preferred Stock shall be deemed to be the holder of record of the Class A Common Stock issuable upon conversion of such Holder’s Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Class A Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, excepting only the rights of holders thereof to (i) receive certificates for the number of whole shares of Class A Common Stock into which such shares of Series A Preferred Stock have been converted; and (ii) exercise the rights to which they are thereafter entitled as holders of Class A Common Stock.

(d)                                 The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events:

(i)                                     If the Corporation exclusively issues shares of Class A Common Stock as a dividend or distribution on all shares of Class A Common Stock, or if the Corporation effects a share subdivision or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0	=

the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the Effective Date of such share subdivision or share combination, as the case may be;

CR1	=

the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the Effective Date of such share subdivision or share combination, as the case may be;

OS0	=

the number of shares of Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the Effective Date of such share subdivision or share combination, as the case may be; and

OS1	=

the number of shares of Class A Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend or distribution, or such share subdivision or share combination, as the case may be.

Any adjustment made under this Section 10(d)(i) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the Effective Date for such share subdivision or share combination, as the case may be. If any dividend, distribution, share subdivision or share combination of the type described in this Section 10(d)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the earlier of (A) the date the Board determines not to pay or make such dividend, distribution, subdivision or combination and (B) the date the dividend or distribution was to be paid or the date the subdivision or combination was to be effective, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

For the purposes of this Section 10(d)(i), the number of shares of Class A Common Stock outstanding at 5:00 p.m., New York City time, on the Record Date shall not include shares held in treasury, but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A Common Stock.

The Corporation shall not pay any dividend or make any distribution on shares of Class A Common Stock held in treasury.

(ii)                                  If the Corporation distributes to all or substantially all holders of its Class A Common Stock any rights, options or warrants entitling them, for a period expiring not more than 45 days after the date of issuance thereof, to purchase or subscribe for shares of Class A Common Stock at a price per share that is less than the average of the Closing Sale Prices of Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such distribution;

OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution;

X	=	the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of Class A Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants and (B) the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

Any increase made under this Section 10(d)(ii) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such distribution. To the extent that shares of Class A Common Stock are not issued prior to the expiration or termination of such rights, options or warrants, the Conversion Rate shall be decreased, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the earlier of (A) the date the Board determines not to make such distribution and (B) the date such rights, options or warrants were to have been issued, to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate shall not be adjusted until the triggering events occur.

For purposes of this Section 10(d)(ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of Class A Common Stock at less than the average of the Closing Sale Prices of the Class A Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

For the purposes of this Section 10(d)(ii), the number of shares of Class A Common Stock outstanding shall not include shares held in treasury, but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A Common Stock.

The Corporation shall not issue any such rights, options or warrants in respect of shares of Class A Common Stock held in treasury.

(iii)                               If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Class A Common Stock, excluding (A) dividends, distributions, rights, options, warrants or other issuances as to which an adjustment was effected pursuant to Section 10(d)(i) or Section 10(d)(ii), (B) rights issued to all holders of Class A Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with Class A Common Stock and the plan provides that Holders will receive such rights along with any Class A Common Stock received upon conversion of the Series A Preferred Stock, (C) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to (or a cash amount paid pursuant to the last paragraph of) Section 10(d)(iv) and (D) Spin-Offs as to which the provisions set forth below in the last two paragraphs of this Section 10(d)(iii) shall apply, then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such distribution;

SP0	=

the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=

the fair market value as of the Record Date for such distribution (as determined by the Board) of the shares of the Corporation’s Capital Stock (other than Class A Common Stock), evidences of indebtedness, assets, securities, property, rights, options or warrants distributed with respect to each outstanding share of Class A Common Stock.

Any increase made under the portion of this Section 10(d)(iii) above shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the earlier of (A) the date the Board determines not to pay the distribution and (B) the date such distribution was to have been paid, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each share of Series A Preferred Stock held by it, at the same time and upon the same terms as holders of the Class A Common Stock, the amount and kind of the Corporation’s Capital Stock (other than Class A Common Stock), evidences of indebtedness, other assets, securities or property of the Corporation, or rights, options or warrants to acquire the Corporation’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Class A Common Stock equal to the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 10(d)(iii) where there has been a payment of a dividend or other distribution on the Class A Common Stock consisting solely of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation where such Capital Stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

FMV	=

the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Common Stock applicable to one share of Class A Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective at 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references to “10 consecutive Trading Days” within the portion of this Section 10(d)(iii) related to Spin-Offs shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.

(iv)                              If any cash dividend or distribution is made to all or substantially all holders of Class A Common Stock (excluding dividends or distributions made in connection with the liquidation, dissolution or winding up of the Corporation and any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its Subsidiaries), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution;

SP0	=

the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share of Class A Common Stock the Corporation distributes to all or substantially all holders of its Class A Common Stock.

Any adjustment made under this Section 10(d)(iv) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the earlier of (A) the date the Board determines not to pay or make such dividend or distribution and (B) the date such dividend or distribution was to have been paid, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each share of Series A Preferred Stock, at the same time and upon the same terms as holders of Class A Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Class A Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(v)                                 If the Corporation or any of its Subsidiaries successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Class A Common Stock (but, for the avoidance of doubt, excluding any securities convertible, exercisable or exchangeable for Class A Common Stock), where the cash and value of any other consideration included in the payment per share of Class A Common Stock exceeds the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
SP1 x OS0

where,

CR0	=

the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time,

on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board) paid or payable for shares of Class A Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Class A Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of Class A Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

Any adjustment made under this Section 10(d)(v) shall occur at 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date that any such tender or exchange offer expires, references to “10 consecutive Trading Days” within this Section 10(d)(v) shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date.

In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Class A Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(vi)                              All calculations and other determinations under this Section 10(d) shall be made by the Corporation and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything herein to the contrary, no adjustment under this Section 10(d) shall be made to the Conversion Rate unless such adjustment would result in a change of at least 1% in the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Rate; provided, however, that the Corporation shall make all such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (A) on December 31 of each calendar year, (B) on the Conversion Date for any conversions of Series A Preferred Stock, (C) upon the occurrence of a Fundamental Change and (D) in the event that the Corporation exercises its mandatory conversion right pursuant to Section 11.  No adjustment to the Conversion Rate shall be made if it results in a Conversion Price that is less than the par value (if any) of the Class A Common Stock.  The Corporation shall not take any action that would result in the Conversion Price being less than the par value (if any) of the Class A Common Stock pursuant to this Certificate of Designations and without giving effect to the previous sentence.

(vii)                           In addition to those adjustments required by clauses (i), (ii), (iii), (iv) and (v) of this Section 10(d), and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Corporation from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and the Board determines that such increase would be in the Corporation’s best interest.  In addition, the Corporation may (but is not required to) increase the Conversion Rate as it determines to be advisable in order to avoid or diminish any tax to holders of Class A Common Stock or rights to purchase Class A Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Conversion Rate is increased pursuant to any of the preceding two sentences, the Corporation shall mail to each Holder at its last address appearing on the stock register of the Corporation a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(viii)                        For purposes of this Section 10(d), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation so long as the Corporation does not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Corporation, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock.

(ix)                              Notwithstanding the foregoing in this Section 10(d) and for the avoidance of doubt, the Conversion Rate shall not be adjusted for: (A) the issuance of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation or JEH LLC and the investment of additional optional amounts in shares of Class A Common Stock under any plan; (B) the issuance of Class A Common Stock, options, restricted stock, restricted stock units, performance units or rights to purchase those shares or similar equity instruments pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Corporation or JEH LLC; (C) the issuance of Class A Common Stock pursuant to any option, warrant, right or excisable, exchangeable or convertible security outstanding as of the Initial Issue Date;

(D) a change in the par value of Class A Common Stock; (E) a sale of Class A Common Stock for cash, other than in a transaction described in Section 10(d)(ii) or Section 10(d)(iii); (F) a tender offer solely to holders of fewer than 100 shares of Class A Common Stock; (G) a third-party tender or exchange offer, other than a tender or exchange offer by one of the Corporation’s Subsidiaries as described in Section 10(d)(v); (H) accrued and unpaid interest; (I) accumulated and unpaid dividends or distributions, except as provided in Section 5 and Section 11; (J) the issuance or repurchase of limited liability company units by the Corporation or JEH LLC and the issuance or repurchase of Class A Common Stock or Class B Common Stock or payment of cash upon redemption thereof; (K) payments by the Corporation or JEH LLC pursuant to the Tax Receivable Agreement, dated July 29, 2013, by and among the Corporation, JEH LLC and the members of JEH LLC; and (L) the issuance of Class A Common Stock as a result of exchanges under the Exchange Agreement, dated July 26, 2013, by and among the Corporation, JEH LLC and the members of JEH LLC.  Except as described in this Section 10, we will not adjust the conversion rate.

(e)                                  Notwithstanding anything to the contrary in this Section 10(d), no adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 10(d)(ii) through Section 10(d)(iv) (other than for share subdivisions or share combinations) if the Corporation makes provision for each Holder to participate in such transaction, at the same time as holders of Class A Common Stock, without conversion, as if such Holder held a number of shares of Class A Common Stock equal to the Conversion Rate in effect on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Series A Preferred Stock held by such Holder.

(f)                                   Notwithstanding Section 10(d)(ii) and Section 10(d)(iii), if the Corporation has a rights plan (including the distribution of rights pursuant thereto to all holders of Class A Common Stock) in effect while any shares of Series A Preferred Stock remain outstanding, Holders will receive, upon conversion of shares of Series A Preferred Stock, in addition to shares of Class A Common Stock to which each such Holder is entitled, a corresponding number of rights in accordance with such rights plan.  If, prior to any conversion of shares of Series A Preferred Stock, such rights have separated from the shares of Class A Common Stock in accordance with the provisions of the applicable rights plan so that Holders would not be entitled to receive any rights in respect of Class A Common Stock delivered upon conversion of Series A Preferred Stock, the Conversion Rate will be adjusted at the time of separation as if the Corporation had distributed to all holders of Class A Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 10(d)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.  Any distribution of rights, options or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion of shares of Series A Preferred Stock, in addition to any shares of Class A Common Stock to which such Holder is entitled, the rights described therein (unless such rights, options or warrants have separated from the Class A Common Stock (in which case each fixed Conversion Rate will be adjusted at the time of separation as if the Corporation made a distribution to all holders of Class A Common Stock as described in Section 10(d)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights, options or warrants that would entitle such Holder to an adjustment to the Conversion Rate.

(g)                                  For the avoidance of doubt, if the Corporation shall take a record of the holders of its Class A Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

(h)                                 Upon any increase in the Conversion Rate, the Corporation promptly shall deliver to each Holder a certificate signed by an Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated, and specifying the increased Conversion Rate then in effect following such adjustment.

(i)                                     In the case of:

(i)                                     any recapitalization, reclassification or change of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination),

(ii)                                  any consolidation, merger or combination involving the Corporation,

(iii)                               any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety, or

(iv)                              any statutory share exchange of the Corporation’s securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which Class A Common Stock is converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Series A Preferred Stock into shares of Class A Common Stock shall be changed into a right to convert such share of Series A Preferred Stock into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Class A Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”).  In the event that, in connection with any such Reorganization Event, the holders of Class A Common Stock have the opportunity to elect the form of all or any portion of the consideration to be received by such holders in such Reorganization Event, the Reference Property into which shares of Series A Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock that affirmatively make such election (or of all holders of Class A Common Stock if no holders of Class A Common Stock make such election).  The Corporation shall not become a party to any Reorganization Event unless its terms are consistent with this Section 10(i).  Notwithstanding Section 10(d), no adjustment to the Conversion Rate shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Series A Preferred Stock.

The Corporation shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 10.  The provisions of this Section 10(i) shall apply to successive Reorganization Events.

None of the foregoing provisions of this Section 10(i) shall affect the right of a Holder to convert its Series A Preferred Stock into shares of Class A Common Stock as set forth in Section 10(a) prior to the effective time of such Reorganization Event.

In this Certificate of Designations, if Class A Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to “Class A Common Stock” are intended to refer to such Reference Property.

(j)                                    The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series A Preferred Stock a number of its authorized but unissued shares of Class A Common Stock equal to the aggregate Liquidation Preference divided by the Closing Sale Price of the Class A Common Stock on August 18, 2016, and shall take all action required to increase the authorized number of shares of Class A Common Stock if at any time there shall be insufficient unissued shares of Class A Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock (including any Make-Whole Premium in connection with a Fundamental Change) or the payment or partial payment of dividends declared on Series A Preferred Stock that are payable in Class A Common Stock.

(k)                                 A converting Holder is not required to pay any transfer or similar taxes due upon conversion of such Holder’s shares of Series A Preferred Stock, except that such Holder shall pay such transfer or similar taxes payable relating to any transfer involved in the issuance or delivery of shares of Class A Common Stock, if any, due upon conversion of such shares of Series A Preferred Stock in a name other than that of the converting Holder.  The Corporation may require that such converting Holder establish to the reasonable satisfaction of the Corporation, that such converting Holder has paid in full all applicable transfer or similar taxes, if any, payable by such converting Holder prior to issuing and delivered the shares of Class A Common Stock due upon conversion of such converting Holder’s shares of Series A Preferred Stock.  Notwithstanding the foregoing, upon surrender of a share of Series A Preferred Stock for conversion, the Holder thereof shall deliver to the Corporation cash equal to the amount the Corporation is required to deduct and withhold under applicable law in connection with such conversion; provided, however, that if such Holder does not deliver such cash, the Corporation or an applicable withholding agent may deduct and withhold on cash dividends, shares of Class A Common stock or sale proceeds paid, subsequently paid or credited (or on the consideration otherwise delivered) with respect to such Holder or its successors and assigns.

11.                               Mandatory Conversion.

(a)                                 At any time on or after August 15, 2021, the Corporation shall have the right, at its option, to elect to cause all outstanding shares of Series A Preferred Stock to be automatically converted into that number of shares of Class A Common Stock for each share of Series A Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 11 only if the Closing Sale Price of the Class A Common Stock equals or exceeds 175% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days, including the last Trading Day of such 30 Trading Day period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 11(b).

(b)                                 To exercise the mandatory conversion right described in Section 11(a), the Corporation must issue a press release giving notice of such mandatory conversion for publication on the Dow Jones News Service or Bloomberg Business News (or another broadly disseminated news or press release service selected by the Corporation) prior to 9:00 a.m., New York City time, on the first Trading Day following any date on which the condition described in Section 11(a) is met, announcing such a mandatory conversion. The conversion date will be a date selected by the Corporation (the “Mandatory Conversion Date”) and will be no later than 10 calendar days after the date on which the Corporation issues the press release described in this Section 11(b).  In addition to any information required by applicable law or regulation, such press release and notice of a mandatory conversion shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Class A Common Stock to be issued upon conversion of each share of Series A Preferred Stock; and (iii) that dividends on the Series A Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(c)                                  On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Series A Preferred Stock called for a mandatory conversion pursuant to this Section 11 and all rights of Holders shall terminate except for the right to receive the shares of Class A Common Stock issuable upon conversion thereof. The full amount of any dividend payment with respect to the Series A Preferred Stock called for a mandatory conversion pursuant to this Section 11 on a date during the period beginning at 5:00 p.m., New York City time, on any Dividend Record Date and ending at 5:00 p.m., New York City time, on the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share at 5:00 p.m., New York City time, on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to this Section 11, no payment or adjustment shall be made upon conversion of Series A Preferred Stock for accumulated and unpaid dividends with respect to the Series A Preferred Stock or dividends with respect to the Class A Common Stock issued upon such conversion thereof.

(d)                                 The Corporation may not authorize, issue a press release or give notice of any mandatory conversion pursuant to this Section 11 unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the Series A Preferred Stock (whether or not declared) for dividend periods ended prior to the date of such conversion notice (together with additional dividends in the amount of any Unpaid Excess Cash Amount) shall have been paid or such accumulated and unpaid dividends (together with additional dividends in the amount of any Unpaid Excess Cash Amount) are declared and a sum (which may include shares of our Class A Common Stock) sufficient for payment of such dividends shall have been set aside for payment on or prior to the Mandatory Conversion Date.

12.                               No Fractional Shares.  No fractional shares of Class A Common Stock or securities representing fractional shares of Class A Common Stock will be delivered upon redemption or conversion of the Series A Preferred Stock, whether voluntary or mandatory, or in respect of dividend payments on Series A Preferred Stock made in shares of Class A Common Stock.  Instead, the Corporation shall round up to the nearest whole share the number of shares of Class A Common Stock to be delivered.

13.                               Certificates.

(a)                                 Form and Dating. The Series A Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series A Preferred Stock certificate may have notations, legends or endorsements required by law or stock exchange rules; provided that any such notation, legend or endorsement is in a form acceptable to the Corporation.  Each Series A Preferred Stock certificate shall be dated the date of its authentication.

(i)                                     Global Series A Preferred Stock. The Series A Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the “Global Series A Preferred Stock”), which shall be deposited on behalf of the Holders represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of Cede & Co. or other nominee of DTC, duly executed by the Corporation and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Series A Preferred Stock represented by Global Series A Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. All shares of Class A Common Stock issued in respect of shares of Series A Preferred Stock on any Conversion Date or paid as a dividend on any Dividend Payment Date shall be freely transferable without restriction under the Securities Act (other than by the Corporation’s affiliates), and such shares shall be eligible for receipt in global form through the facilities of DTC.

(ii)                                  Book-Entry Provisions. In the event Global Series A Preferred Stock is deposited with or on behalf of DTC, the Corporation shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Series A Preferred Stock certificates that (a) shall be registered in the name of Cede & Co. as nominee for DTC as depository for such Global Series A Preferred Stock, or other nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or, pursuant to DTC’s instructions, held by the Transfer Agent as custodian for DTC.  Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Series A Preferred Stock held on their behalf by DTC or by the

Transfer Agent as the custodian of DTC or under such Global Series A Preferred Stock, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Series A Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Series A Preferred Stock.

(iii)                               Certificated Series A Preferred Stock. Except as provided in this Section 13(a) or in Section 13(c), owners of beneficial interests in Global Series A Preferred Stock will not be entitled to receive physical delivery of Series A Preferred Stock in fully registered certificated form (“Certificated Series A Preferred Stock”).

(b)                                 Execution and Authentication. The Chairman of the Board, the President or a Vice President and either the Treasurer or an Assistant Treasurer of the Corporation, or the Secretary or Assistant Secretary of the Corporation shall sign each Series A Preferred Stock certificate for the Corporation by manual or facsimile signature, and such certificates may bear the seal of the Corporation or a facsimile thereof.

If any person who has signed or whose facsimile signature has been placed upon a Series A Preferred Stock certificate on behalf of the Corporation shall have ceased to be Chairman of the Board or shall have ceased to be an Officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.

A Series A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock certificate. The signature shall be conclusive evidence that the Series A Preferred Stock certificate has been authenticated in accordance with this Certificate of Designations.

The Transfer Agent shall authenticate and deliver certificates for up to 1,840,000 shares of Series A Preferred Stock for original issue upon a written order of the Corporation signed by two Officers of the Corporation. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of the Series A Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for the Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(c)                                  Transfer and Exchange.

(i)                                     Transfer and Exchange of Certificated Series A Preferred Stock. When Certificated Series A Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series A Preferred Stock or to exchange such Certificated Series A Preferred Stock for an equal number of shares of Certificated Series A Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided that the Certificated Series A Preferred Stock surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing.

(ii)                                  Restrictions on Transfer of Certificated Series A Preferred Stock for a Beneficial Interest in Global Series A Preferred Stock. Certificated Series A Preferred Stock may not be exchanged for a beneficial interest in Global Series A Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Series A Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Corporation and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Series A Preferred Stock to reflect an increase in the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock, then the Transfer Agent shall cancel such Certificated Series A Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock to be increased accordingly. If no Global Series A Preferred Stock is then outstanding, the Corporation shall issue and the Transfer Agent shall authenticate, upon written order of the Corporation in the form of an Officers’ Certificate, a new Global Series A Preferred Stock representing the appropriate number of shares.

(iii)                               Transfer and Exchange of Global Series A Preferred Stock. The transfer and exchange of Global Series A Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designations (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv)                              Transfer of a Beneficial Interest in Global Series A Preferred Stock for Certificated Series A Preferred Stock.

(A)                               If at any time: (1) DTC notifies the Corporation that DTC is unwilling or unable to continue as depository for the Global Series A Preferred Stock and a successor depository for the Global Series A Preferred Stock is not appointed by the Corporation within 90 days after delivery of such notice; or (2) DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Series A Preferred Stock is not appointed by the Corporation within 90 days, then the Corporation shall execute, and the Transfer Agent, upon receipt of a written order of the Corporation signed by two Officers of the Corporation requesting the authentication and delivery of Certificated Series A Preferred Stock to the Persons designated by the Corporation, shall authenticate and deliver Certificated Series A Preferred Stock equal to the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock, in exchange for such Global Series A Preferred Stock.  Subject to the foregoing, the beneficial interests in a Global Series A Preferred Stock shall not be exchangeable for Certificated Series A Preferred Stock.

(B)                               Certificated Series A Preferred Stock issued in exchange for a beneficial interest in a Global Series A Preferred Stock pursuant to this Section 13(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Series A Preferred Stock to the Persons in whose names such Series A Preferred Stock are so registered in accordance with the instructions of DTC.

(v)                                 Restrictions on Transfer of Global Series A Preferred Stock. Notwithstanding any other provisions of this Certificate of Designations (other than the provisions set forth in Section 13(c)(iv)), Global Series A Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(vi)                              Cancellation or Adjustment of Global Series A Preferred Stock. At such time as all beneficial interests in Global Series A Preferred Stock have either been exchanged for Certificated Series A Preferred Stock, converted or canceled, such Global Series A Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Series A Preferred Stock is exchanged for Certificated Series A Preferred Stock, converted or canceled, the number of shares of Series A Preferred Stock represented by such Global Series A Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Series A Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(vii)                           Obligations with Respect to Transfers and Exchanges of Series A Preferred Stock.

(A)                               To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Certificated Series A Preferred Stock and Global Series A Preferred Stock as required pursuant to the provisions of this Section 13(c).

(B)                               All Certificated Series A Preferred Stock and Global Series A Preferred Stock issued upon any registration of transfer or exchange of Certificated Series A Preferred Stock or Global Series A Preferred Stock shall be the valid Capital Stock of the Corporation, entitled to the same benefits under this Certificate of Designations as the Certificated Series A Preferred Stock or Global Series A Preferred Stock surrendered upon such registration of transfer or exchange.

(C)                               Prior to due presentment for registration or transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Series A Preferred Stock are registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(D)                               No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Series A Preferred Stock certificate or Class A Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, except as otherwise set forth herein, the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock certificates or Class A Common Stock certificates.

(viii)                        No Obligation of the Transfer Agent.

(A)                               The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Series A Preferred Stock, any Agent Member or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Series A Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Series A Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to such Holders under this Certificate of Designations shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Series A Preferred Stock). The rights of beneficial owners in any Global Series A Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners.

(B)                               The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Series A Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d)                                 Replacement Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(e)                                  Temporary Certificates. Until definitive Series A Preferred Stock certificates are ready for delivery, the Corporation may prepare and the Transfer Agent shall authenticate temporary Series A Preferred Stock certificates. Any temporary Series A Preferred Stock certificates shall be substantially in the form of definitive Series A Preferred Stock certificates but may have variations that the Corporation considers appropriate for temporary Series A Preferred Stock certificates. Without unreasonable delay, the Corporation shall prepare and the Transfer Agent shall authenticate definitive Series A Preferred Stock certificates and deliver them in exchange for temporary Series A Preferred Stock certificates.

(f)                                   Cancellation. In the event the Corporation shall purchase or otherwise acquire Certificated Series A Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

(i)                                     At such time as all beneficial interests in Global Series A Preferred Stock have either been exchanged for Certificated Series A Preferred Stock, converted, repurchased or canceled, such Global Series A Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

(ii)                                  The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Corporation.  The Corporation may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Corporation has purchased or otherwise acquired.

14.                               Other Provisions.

(a)                                 With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b)                                 Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares of Series A Preferred Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation; provided that any issuance of such shares as Series A Preferred Stock must be in compliance with the terms hereof.

(c)                                  All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.  Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder, or for Global Series A Preferred Stock, to the Depository in accordance with its procedures.

(d)                                 Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(e)                                  Holders of shares of Series A Preferred Stock shall not be entitled to any preemptive rights to acquire additional Capital Stock of the Corporation.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designations to be duly executed this 25th day of August, 2016.

JONES ENERGY, INC.

By:	/s/ Jonny Jones
Name:	Jonny Jones
Title:	Chief Executive Officer

Signature Page to Certificate of Designations of Jones Energy, Inc.

EXHIBIT A

FORM OF CERTIFICATED SERIES A PREFERRED STOCK CERTIFICATE

FACE OF SECURITY

[THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE CERTIFICATE OF DESIGNATIONS GOVERNING THIS CERTIFICATE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO SECTION 14 OF THE CERTIFICATE OF DESIGNATIONS AND (2) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY IN ACCORDANCE WITH THE CERTIFICATE OF DESIGNATIONS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SERIES A PREFERRED STOCK IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

(1)  Insert if a global security.

Certificate Number [ ]	Number of Shares of

Series A Preferred Stock [      ]

CUSIP No.: 48019R207

ISIN No. US48019R2076

8.0% Series A Perpetual Convertible Preferred Stock

of

JONES ENERGY, INC.

JONES ENERGY, INC., a Delaware corporation (the “Corporation”) hereby certifies that [                    ] (the “Holder”) is the registered owner of [          ] fully paid and non-assessable shares of preferred stock, par value $0.001 per share, of the Corporation, designated as the 8.0% Series A Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”).  The shares of Series A Preferred Stock are transferrable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are as specified in, and the shares of the Series A Preferred Stock are issued and shall in all respects be subject to the provisions of, the Certificate of Designations dated August 25, 2016, as the same may be amended from time to time (the “Certificate of Designations”).  Capitalized terms used herein but not defined shall have the meaning given to them in the Certificate of Designations.  The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the Certificate of Designations, which shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid for any purpose.

IN WITNESS WHEREOF, the Corporation has executed this certificate this [     ] day of [                    ], 20[  ]

JONES ENERGY, INC.

By:
Name:
Title:

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of Series A Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Authorized Signatory

REVERSE OF SECURITY

The Corporation will furnish without charge and upon written request to each Holder the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Requests may be made to:

Jones Energy, Inc.

807 Las Cimas Parkway, Suite 350

Austin, Texas 78746

Facsimile No.: (512) 328-5394

Attention: Chief Financial Officer

ASSIGNMENT

To assign this Series A Preferred Stock certificate, fill in the form below:

FOR VALUE RECEIVED, the undersigned hereby assigns and transfer the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Insert assignee’s name, address and zip code)

and irrevocably appoints:

as agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent.  The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this certificate)

Signature Guarantee (2):

(2)  Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF NOTICE OF CONVERSION

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 8.0% Series A Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) of Jones Energy, Inc. (the “Corporation”), represented by stock certificate No(s) [     ] (the “Preferred Stock Certificates”), into shares of Class A common stock, par value $0.001 per share, of the Corporation (“Class A Common Stock”) according to the conditions of the Certificate of Designations of the Series A Preferred Stock (the “Certificate of Designations”).  The Corporation will pay any documentary, stamp or similar issue or tax on the issuance of shares of Class A Common Stock upon conversion of the Series A Preferred Stock, unless the tax is due because the undersigned requests such shares of Class A Common Stock to be issued in a name other than the undersigned’s name, in which case the undersigned will pay the tax.  A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meaning given to them in the Certificate of Designations.

Number of shares of Series A Preferred Stock to be converted:

Name(s) (with address(es)) in which the certificate(s) for any shares of Class A Common Stock are to be registered (1):

Signature:

Name of registered Holder:

Fax No.:

Telephone No.:

(1)  The Corporation is not required to issue shares of Class A Common Stock until you, among other things, (a) if required, furnish appropriate endorsements and transfer documents and (b), if required, pay funds equal to any dividend payable on the next Dividend Payment Date to which you are not entitled.